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AMENDMENT TO RESEARCH AND LICENCE AGREEMENT

Made and entered in to this 8th day of April, 2014

By and between

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED
a company duly registered under the laws of Israel of P O Box 95, Rehovot 76100, Israel
(hereinafter, **"Yeda"**)

and

CELL SOURCE LIMITED
a company duly registered under the laws of Israel of 65 Yigal Alon St., Toyota Tower, 23rd Floor, Tel Aviv 67443, Israel
(hereinafter, **"Cell Source"**)

WHEREAS Yeda and Cell Source are parties to a research and licence agreement dated October 3rd, 2011 (**"the R&L Agreement"**); and

WHEREAS due to difficulties in Cell Source funding and in light of the current investment round that Cell Source is involved with, Cell Source has requested that, *inter alia*, the milestone requirements as set out in the R&L Agreement be amended and that certain terms of the Evaluation and Exclusive License Agreement dated October 3rd, 2011 (**"the E&O Agreement"**), between Yeda and Cell Source be amended pursuant to a separate amendment, dated the date hereof (**"the E&O Amendment"**), and

WHEREAS Yeda has agreed to the respective amendments, all as more particularly set out herein and therein;

NOW THEREFORE IT IS AGREED BY THE PARTIES HERETO AS FOLLOWS:

1. Terms and phrases used in this Amendment which are defined in the R&L Agreement shall have in this Amendment the same meaning as that attributed to them in the R&L Agreement, unless otherwise expressly defined in this Amendment.

2. This Amendment and the R&L Agreement shall be read as one and shall represent the complete current understanding between the parties with respect to the subject matter hereof. Subject to the modifications contained herein, the provisions of the R&L Agreement shall remain unaltered and in full force and effect.

3. The above preamble forms an integral part of this Amendment.

4. The R&L Agreement shall be modified, as April 1st 2014, as follows:

5.1 Clause 3 shall be amended such that the following shall be added before the words "An invoice in respect of":

"The Research Budget in respect of the fourth, fifth, sixth and seventh years of the Research Period, respectively, shall be an amount of US$ 800,000 (eight hundred thousand US Dollars) per year in 4 (four) equal 3 (three) monthly instalments, payable in advance at the beginning of each 3 (three) month period during such year, provided that, in the event the a R&L Agreement shall be executed between the parties in accordance of the E&O Agreement (as amended), then the annual Research Budget in respect of the Research Period shall, beginning on the date such R&L Agreement shall be signed, be an amount of US$ 900,000 (nine hundred thousand US Dollars) per year"; and

5.2 Clause 13.1.2 shall be amended by the deletion of the content thereof and its replacement by the following:

"13.2.1 . If the Company fails to achieve any one of the milestones set forth in sub-clauses (a) to (e) below by the dates specified therefor, Yeda shall be entitled, at its option: (i) to modify the Licence hereunder so that it is non-exclusive only, by written notice to the Company (any such amendment of this Agreement by Yeda as aforesaid, being effective immediately, the Company's consent thereto (written or otherwise) not being required, notwithstanding the provisions of clause 17.2 below); or (ii) to terminate this Agreement (including the Licence hereunder) by giving the Company 30 (thirty) days' written notice:

(a) within 3 (three) years of the signature of the Agreement to commence Phase I clinical trials with respect to the Megdose Drug Combination (the "First Product" as defined in the Development Plan);

(b) within 5 (five) years of the signature of the Agreement to commence Phase II clinical trials with respect to the First Product, unless the Company shall have invested, during such 5 (five) year period, above an aggregate amount of at least US $5,000,000 (five million United States Dollars) in research and development in respect of such Product;

(c) within 8 (eight) years of the signature of the agreement to receive a FDA, EMEA or CFDA approval in respect of at least 1 (one) Product;

(d) to achieve commercialization of at least 1 (one) Product within 12 (twelve) months of the date of FDA, EMEA or CFDA approval; or

(e) in case of a commercial sale of any Product having commenced, there shall be a period of 12 (twelve) months or more during which no sales of any Product shall take place (except as a result of force majeure or other factors beyond the control of the Company)."

5. For the avoidance of doubt, this Amendment and the E&O Amendment constitute the

entire agreement between the parties hereto in respect of the subject matter hereof, and supersede all prior agreements or understandings between the parties relating to the subject matter hereof (including any previous correspondence in this regard, between the parties, or on their behalf) and may be amended only by a written document signed by both parties hereto.

IN WITNESS WHEREOF the parties hereto have set their signatures as of this 8th day of April, 2014.

for YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED		for CELL SOURCE LIMITED	
Signature:	[signature]	Signature:	[signature]
Name		Name:	ITAMAR SHIMRAT
Title	Amir Naiberg Prof. ~~Mudi Sheves~~ ~~C.E.O.~~ Chairman	Title:	CHIEF OPERATING OFFICER

Yoram Drucker [signature]

YORAM DRUCKER

COB